Filed in the Office of	Business Number E0254762012-4
FVAguilar	Filing Number 20254881549
Secretary of State State Of Nevada	Filed On 5/6/2025 10:46:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:
Sky Century Investment, Inc.

Entity or Nevada Business Identification Number (NVID): NV20121292759

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

[X] Certificate to Accompany Restated Articles or Amended and Restated Articles

[ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[X] Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

[X] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 70.95%

Or [ ] No action by stockholders is required, name change only.

[ ] Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

[ ] The entity name has been amended. [ ] Dissolution
[ ] The purpose of the entity has been amended. [ ] Merger
[ ] The authorized shares have been amended. [ ] Conversion
[ ] Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: May 5, 2025 Time: - (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. × Other. The articles have been amended as follows: (provide article numbers, if available) Please see attached Exhibit A (attach additional page(s) if necessary)
6. Signature: (Required)	X Nataliia Petranetska [signature] — Signature of Officer or Authorized Signer — President, CEO & Director — Title X ______ — Signature of Officer or Authorized Signer — ______ — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please see attached the Exhibit A.

This form must be accompanied by appropriate fees.

SKY

SKY CENTURY INVESTMENT, INC.

a Nevada corporation

A reverse stock split (the "Reverse Stock Split") of the issued and outstanding common stock of Sky Century Investment, Inc. (the "Company"), at a ratio of one-for-one hundred (1-for-100), was duly approved on May 5, 2025, by the Board of Directors and a majority of the shareholders of the Company. Pursuant to the Reverse Stock Split, every one hundred (100) shares of issued and outstanding common stock shall be automatically reclassified and converted into one (1) share of common stock, with no change to the par value per share.

As of May 5, 2025, a total of 223,548,220 shares of common stock were issued and outstanding. Upon effectiveness of the Reverse Stock Split, the total number of issued and outstanding shares of common stock will be reduced to approximately 2,235,482 shares. As the Company has no shareholders with fractional shareholdings, no adjustments for the elimination of fractional shares will be required.

The effective date of the Reverse Stock Split shall be the date on which the Financial Industry Regulatory Authority ("FINRA") publishes notice of the Reverse Stock Split on its Daily List and a new CUSIP number is assigned to the Company's common stock.